UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 2, 2016

ZAP
(Exact name of registrant as specified in its charter)

California	03-03000	94-3210624
State or other jurisdiction incorporation	Commission File Number	IRS Employer Identification No.

501 Fourth Street, Santa Rosa, CA, 95401
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:   (707 525-8658

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3-	Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities

Between November 2, 2016 and January 22, 2017, the Company issued an aggregate of 44,409,963 shares of its common stock. Of that amount, (a) 38,299,077 shares were issued to China Electric Vehicle Corporation under the terms of the Company’s Senior Convertible Promissory Note dated January 12, 2011 in lieu of the payment of accrued interest on the Note which is no longer an outstanding obligation of the Company; (b) 4,973,788 were issued to Better World International Hong Kong in satisfaction of indebtedness owed by the Company; and (c) 1,137,098 shares were issued to a  third party as compensation for engineering services rendered to ZAP.  The shares were issued at prices ranging from $0.024 to $0.047 per share.

The shares were issued pursuant to pursuant to Section 4(a)(2)  and/or Regulation S under  the Securities Act of 1933, as amended.

The number of shares of common stock issued and outstanding as of   February 27, 2017 as 610,405,648.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAP

Dated: February 27, 2017	By:	/s/ Alex Wang
Chief Executive Officer